UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the ecurities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2004

Atlas Pipeline Partners, L.P.
(Exact name of registrant as specified in its chapter)

Delaware	1-14998	23-3011077
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

311 Rouser Road, Moon Township, PA		15108
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 412-262-2830

(Former name or former address, if changed since last report)

Item 8.01       Other Events.

         On August 24, 2004, the Partnership issued a press release announcing the hedging positions of Atlas America, Inc. affecting the Appalachian basin production transported through the Partnership's gathering systems and the hedging positions of the Partnership's subsidiary, Spectrum Field Services LLC.

         A copy of the press release is included as an exhibit to this Form 8-K report.

Item 9.01      Financial Statements and Exhibits.

                      (c)    Exhibits

                               99.1      Press Release

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ATLAS PIPELINE PARTNERS, L.P.

By: ATLAS PIPELINE PARTNERS, GP, LLC
its general partner

Dated: August 26, 2004	/s/ Michael L. Staines Michael L. Staines President and Chief Operating Officer